Exhibit 99.2

For Immediate Release

Varsity Group Inc. Scheduled to Commence Trading on

NASDAQ National Market

Washington, D.C. September 29, 2004– Varsity Group Inc. (NASDAQ: VSTY), a leading provider of online bookstore solutions for educational institutions, announced today that trading of its common shares on The NASDAQ National Market is scheduled to commence at market open today. Varsity’s common stock formerly traded on the Over-the-Counter Bulletin Board under the symbol “VSTY.OB”.

ABOUT VARSITY GROUP INC. Varsity Group Inc. is a leading provider of online bookstore solutions for educational institutions. Founded in 1997 as VarsityBooks.com, the Company pioneered selling new college textbooks over the Internet. Building on its textbook expertise, Varsity Group offers educational institutions the opportunity to outsource textbook procurement operations by utilizing eduPartners, its e-commerce solution for schools. Varsity Group’s network of private middle and high schools, small colleges and distance learning organizations that are members of its eduPartners program is more than 315 institutions nationwide.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Varsity Group’s business that are not historical facts are “Forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

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Contact:

Jack Benson

Chief Financial Officer

jack.benson@varsity-group.com

202-349-1212